                                  EXHIBIT 32.1

     CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of National-Oilwell, Inc. (the "Company") on Form 10-Q for the period ending March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Merrill A. Miller, Jr., Chairman, President and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(i) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The certification is given to the knowledge of the undersigned.

        By:  /s/ Merrill A. Miller, Jr.
             --------------------------
        Name: Merrill A. Miller, Jr.
        Title: Chairman, President and Chief Executive Officer
        Date:  May 7, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to National-Oilwell, Inc. and will be retained by National-Oilwell, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

                                       20